Exhibit 99.1

TESARO, Inc. GIVES NOTICE OF ANTICIPATED MAKE-WHOLE ADJUSTMENT EVENT TO HOLDERS OF ITS CONVERTIBLE SENIOR NOTES

Waltham, MA — DECEMBER 4, 2018 — TESARO, Inc. (NASDAQ:TSRO), an oncology-focused biopharmaceutical company, today announced that, pursuant to the terms of the indenture (the “Indenture”) governing the terms of its 3.00% Convertible Senior notes due 2021 (the “Notes”), it anticipates that a Make-Whole Adjustment Event, as such term is defined in the Indenture, will occur as a result of completion of the proposed transactions contemplated by the Agreement and Plan of Merger, dated December 3, 2018 (the “Agreement”), by and between TESARO, GlaxoSmithKline plc (“Parent”) and Adriatic Acquisition Corporation (“Purchaser”).

As previously announced, pursuant to the Agreement, Purchaser will commence a tender offer within the 10 business days following the date of the Agreement (the “Offer”) to purchase all of the issued and outstanding shares of TESARO common stock for a price of $75.00 per share in cash upon completion of the Offer. The Offer will expire at one (1) minute after 11:59 p.m. Eastern Time on the twentieth (20th) business day (calculated as set forth in Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended) following (and including the day of) the commencement of the Offer. Completion of the Offer will be subject to satisfaction of customary closing conditions, including that the Shares validly tendered by TESARO stockholders (and not validly withdrawn prior to the expiration of the Offer) represent at least one share more than 50% of all Shares outstanding as of the consummation of the Offer (as calculated in accordance with the Agreement).

As soon as practicable following completion of the Offer, Parent will acquire any shares of TESARO that are not tendered in the Offer through a merger to be governed and effected under Section 251(h) of the General Corporation Law of the State of Delaware at the Offer price (the “Merger”). The completion of the Offer and subsequent consummation of the Merger will constitute a Make-Whole Adjustment Event under the Indenture. The Offer is expected to be completed and the Merger is expected to close in the first quarter of 2019, and for purposes of providing notice of the anticipated Make-Whole Adjustment Event, TESARO currently anticipates that the effective date of the Make-Whole Adjustment Event will be on or about January 21, 2019, subject to extension of the Offer and satisfaction of the closing conditions. There can be no assurance that the Offer or the Merger will be consummated on such date, or at all.

About TESARO

TESARO is an oncology-focused biopharmaceutical company devoted to providing transformative therapies to people facing cancer. For more information, visit www.tesarobio.com, and follow us on Twitter and LinkedIn.

Additional Information and Where to Find It

The tender offer for TESARO, Inc.’s (“TESARO”) outstanding common stock described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of TESARO common stock. A solicitation and an offer to buy shares of TESARO will be made only pursuant to an offer to purchase and related materials that GlaxoSmithKline (“GSK”) intends to file with the U.S. Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, GSK will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and TESARO will file a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Those materials will be made available to TESARO’s stockholders at no expense to them by the information agent for the tender offer, which will be announced.  In addition, those materials and all other documents filed by GSK or caused to be filed by with the SEC will be available at no charge on the SEC’s website at www.sec.gov.TESARO STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS MAY BE AMENDED FROM TIME TO TIME, AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

TESARO files annual, quarterly and current reports, proxy statements and other information with the SEC. TESARO’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by TESARO at www.tesarobio.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of TESARO and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the business combination; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of TESARO’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other risks and uncertainties detailed from time to time in documents filed with the SEC by TESARO, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by TESARO. All forward-looking statements are based on information currently available to TESARO, and TESARO assumes no obligation to update any forward-looking statements.

Investor/Analyst Contact:

Kate Rausch

Director, Investor Relations

+1.781.257.2505 or krausch@tesarobio.com

Media Contact:

Kristin Ainsworth

Vice President, Corporate Affairs, PR & Advocacy

+1.781.786.7007 or kainsworth@tesarobio.com